Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in the following registration statements of Harris Corporation and in each related Prospectus of our reports dated August 23, 2005, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries, Harris Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Harris Corporation, included in this Annual Report on Form 10-K for the fiscal year ended July 1, 2005:

Form S-8	Nos. 33-50169 and 333-75114	Harris Corporation Retirement Plan
Form S-8	Nos. 33-37969; 33-51171; and 333-07985	Harris Corporation Stock Incentive Plan
Form S-8	No. 333-49006	Harris Corporation 2000 Stock Incentive Plan
Form S-3	No. 333-03111	Harris Corporation Debt Securities
Form S-3	No. 333-66241	Harris Corporation Debt Securities
Form S-3	No. 333-100823	Harris Corporation Debt Securities
Form S-3	No. 333-108486	Harris Corporation Debt and Equity Securities

/s/ ERNST & YOUNG LLP
Orlando, Florida
August 26, 2005